Alston&Bird LLP
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Mark F. McElreath	Direct Dial: 212-210-9595	E-mail: mark.mcelreath@alston.com

September 30, 2009

Keryx Biopharmaceuticals, Inc.
750 Lexington Avenue
New York, New York 10022

Re:	Registration Statement on Form S-3 (File No. 333-161607)

Gentlemen:

We have acted as counsel to Keryx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement (the “Registration Statement”) on Form S-3, filed on August 28, 2009, by the Company with the Securities and Exchange Commission (the “Commission”)  pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on September 23, 2009, covering $40,000,000 in shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and/or warrants (the “Warrants”) and shares underlying such warrants (the “Warrant Shares”).  Pursuant to the Securities Purchase Agreement dated September 25 2009, the Company issued 8,000,000 shares of Common Stock and 2,800,000 Warrants to the purchasers identified therein on September 30, 2009.  This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

We have examined the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the Registration Statement, and records of proceedings of the Board of Directors, or committees thereof, deemed by us to be relevant to this opinion letter.  We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth.  Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Keryx Biopharmaceuticals, Inc.
September 30, 2009

Based on the foregoing, we are of the opinion that:

1.	The shares of Common Stock covered by the Registration Statement are legally issued, fully paid and nonassessable.

2.
The Warrants constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws related to or affecting creditors’ rights and to general equity principles.

3.	The Warrant Shares, when issued and paid for upon the exercise of the Warrants, and in accordance with the provisions thereof, will be legally issued, fully paid and nonassessable.

The opinions set forth herein are limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting the foregoing, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement, and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to a Form 8-K, as required by law.  The only opinion rendered by us consists of those matters set forth in the paragraphs numbered 1-3 above, and no opinion may be implied or inferred beyond the opinion expressly stated.

Sincerely,

ALSTON & BIRD LLP

By:	/s/ Mark F. McElreath
Mark F. McElreath,
A Partner